Exhibit 10.1
     AMENDMENT TO SECOND AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT dated as of June 12, 2009 (this “Amendment”) among CMC RECEIVABLES, INC. (the “Seller”), COMMERCIAL METALS COMPANY (the “Servicer”), LIBERTY STREET FUNDING LLC (“Liberty”), GOTHAM FUNDING CORPORATION (“Gotham”, and together with Liberty, the “Buyers”), THE BANK OF NOVA SCOTIA (“Scotia”), THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH (“BTMU”, and together with Scotia, the “Managing Agents”) and THE BANK OF NOVA SCOTIA, as Administrative Agent (the “Administrative Agent”).
W I T N E S S E T H:
     WHEREAS, the Seller, the Servicer, the Buyers, the Managing Agents and the Administrative Agent are parties to a Second Amended and Restated Receivables Purchase Agreement dated as of April 30, 2008 (as from time to time amended prior to the date hereof, the “RPA”);
     WHEREAS, the parties desire to amend the RPA;
     NOW, THEREFORE, the parties agree as follows:
SECTION 1. DEFINITIONS
     Defined terms used herein and not defined herein shall have the meanings assigned to such terms in the RPA.
SECTION 2. AMENDMENT OF RPA
     The parties hereto agree that, effective as of June 12, 2009:
(a)	The definition of “Account Balance” set forth in Section 1.01 of the RPA shall be amended by inserting the following parenthetical in its entirety immediately after the words “on the accounting Records of an Originator and the Seller” set forth therein:
“(after giving effect to the application of any contractual right of set-off, rebate or discount, including without limitation, any discount for prompt payment, any volume rebate or any volume discount)”.
(b)	The definition of “Commitment Termination Date” set forth in Section 1.01 of the RPA shall be amended by replacing the date “June 12, 2009” set forth therein with the date “December 18, 2009”.

(c)	The definition of “Credit Enhancement Floor” set forth in Section 1.01 of the RPA shall be amended to read in its entirety as follows:

““Credit Enhancement Floor” shall mean, with respect to any Settlement Date, the sum of (a) twenty percent (20%), plus (b) the sum of the percentage for each Dilution Factor determined by multiplying the Expected Dilution for such Dilution Factor by the Dilution Horizon for such Dilution Factor.”
(d)	The definition of “Credit Loss Reserve” set forth in Section 1.01 of the RPA shall be amended by replacing the number “2.0” set forth in clause (i) therein with the number “2.5”.

(e)	The definition of “Defaulted Receivable” set forth in Section 1.01 of the RPA shall be amended by replacing the number “60” set forth in clause (d) therein with the number “61”.

(f)	The definition of “Dilution Reserve” set forth in Section 1.01 of the RPA shall be amended by replacing the number “2.0” set forth in clause (a)(i) therein with the number “2.5”.

(g)	The definition of “Eligible Receivable” set forth in Section 1.01 of the RPA shall be amended as follows:
(i)	clause (p) set forth therein shall be amended by replacing it in its entirety with the following:
“(p)	is either (i) not subject to a contractual right of set-off, or (ii) subject to a contractual right of set-off, the actual amount of which can at all times be (A) expressly determined and (B) tracked in a manner that would permit all adjustments, calculations and reporting requirements set forth in this Agreement to be performed;”
(ii)	the word “and” set forth at the end of clause (v) therein shall be deleted,

(iii)	the language “; and” shall be added at the end of clause (w) therein, and

(iv)	the following clauses shall be added at the end thereof as new clauses (x) and (y):

“(x)	has an Obligor whose Defaulted Receivables have an aggregate Account Balance (as defined in this Agreement without giving effect to the exclusion of Defaulted Receivables set forth therein) that constitute no more than 25% of the aggregate Account Balance of such Obligor’s Receivables; and

(y)	if it is originated by Howell Metal Company d/b/a CMC Howell Metal, is either (i) not subject to any volume rebate or any volume discount, or (ii) subject to a volume rebate or volume discount, the actual amount of which can at all times be (A) expressly determined and (B) tracked in a manner that would permit all adjustments, calculations and reporting requirements set forth in this Agreement to be performed.”
(h)	The definition of “Expiration Date” set forth in Section 1.01 of the RPA shall be amended by replacing the date “June 12, 2009” set forth therein with the date “December 18, 2009”.

(i)	The definition of “Gotham Maximum Net Investment” set forth in Section 1.01 of the RPA shall be amended by replacing the amount “$100,000,000” set forth therein with the amount “$50,000,000”.

(j)	The definition of “Liberty Maximum Net Investment” set forth in Section 1.01 of the RPA shall be amended by replacing the amount “$100,000,000” set forth therein with the amount “$50,000,000”.

(k)	The definition of “Operating Divisions” set forth in Section 1.01 of the RPA shall be amended by deleting the words “, CMC Dallas Trading (formerly Dallas Trading Division)” set forth therein.

(l)	The definitions of “Portfolio Performance Reserve” and “Reserve Period” set forth in Section 1.01 of the RPA shall be deleted in their entirety.

(m)	Section 5.06 of the RPA shall be amended to read in its entirety as follows:
“5.06 Deferred Purchase Price. On the Initial Closing Date, and, thereafter, in each Settlement Statement, the Servicer shall calculate the Deferred Purchase Price as of the last day of the full Accounting Period most recently completed, which shall be an amount equal to the sum of (1) the Credit Enhancement Reserve, plus (2) the Yield Reserve, plus (3) the Servicer’s Compensation Reserve; provided, that if a Liquidation Day occurs, the Deferred Purchase Price will thereafter be the amount of the Deferred Purchase Price at the close of business on the day immediately preceding such Liquidation Day.”
(n)	Each of Section 9.01(i)(1) and Section 9.03(i)(1) of the RPA shall be amended by (i) deleting the word “and” set forth at the end of clause (i) therein, and (ii) adding the following at the end thereof as a new clause (iii):
“, and (iii) if the Seller or the Servicer is unable to place an appropriate code or notation in its Records with respect to any Receivable which is or which will be included in the Receivables Pool, a schedule, by Obligor, of all Receivables in or to be included in the Receivables Pool, as of the last day of the most recently completed Accounting Period, and the Account Balance of each such Receivable as of such date, in CD-ROM format or other written or electronic format as requested by the Administrative Agent.”
(o)	Section 10.01(r) and Section 10.01(s) of the RPA shall each be amended by replacing them in their entirety with the following:
“(r)	the average Default Ratio for any three consecutive Accounting Periods is greater than 2%; or
(s)	the average Dilution Ratio for any three consecutive Accounting Periods is greater than 3.5%.”
(p)	Section 12.08 of the RPA shall be amended by replacing it in its entirety with the following:
“12.08 Amendments and Waivers. The Administrative Agent, the Managing Agents, the Buyers, the Company and the Seller may from time to time enter into agreements amending, modifying or supplementing this Agreement, and the Administrative Agent, the Managing Agents and the Buyers, in their sole discretion, may from time to time grant waivers of the provisions of this Agreement or consents to a departure from the due performance of the obligations of the Seller or any Originator under this Agreement. Any such agreement, waiver or consent must be in writing and shall be effective only to the extent specifically set forth in such writing. Any waiver of any provision hereof, and any consent to a departure by the Seller from any of the terms of this Agreement, shall be effective only in the specific instance and for the specific purpose for which given and if such amendment, waiver or departure would have a material adverse effect on the rights or obligations of the Administrative Agent, any Managing Agent, any Buyer or any Affected Party, such amendment, departure or waiver shall not be effective until consented to by the Administrative Agent, such Managing Agent, such Buyer or such Affected Party.”
SECTION 3. GOVERNING LAW
     THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK INCLUDING ITS CONFLICTS OF LAWS RULES.
SECTION 4. EXECUTION IN COUNTERPARTS
     This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed, shall be deemed to be an original and all of which, when taken together, shall constitute one and the same Amendment. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.
SECTION 5. CONFIRMATION OF AGREEMENT
     Each of the parties to the RPA agree that, except as amended or waived hereby, the RPA continues in full force and effect. The Seller and the Servicer hereby represent and warrant that, after giving effect to the effectiveness of this Amendment, their respective representations and warranties contained in the RPA are true and correct in all material respects upon and as of the date hereof with the same force and effect as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date). All references in any Purchase Document to the RPA on and after the date hereof shall be deemed to refer to the RPA as amended hereby.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their authorized officers as of the date first above written.

CMC RECEIVABLES, INC., as Seller
By:	/s/ Louis A. Federle
	Name:	Louis A. Federle
	Title:	Treasurer

THE BANK OF NOVA SCOTIA, as Managing Agent and Administrative Agent
By:	/s/ Norman Last
	Name:	Norman Last
	Title:	Managing Director

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as Managing Agent
By:	/s/ Aditya Reddy
	Name:	Aditya Reddy
	Title:	VP and Manager

COMMERCIAL METALS COMPANY, as Servicer
By:	/s/ Murray R. McClean
	Name:	Murray R. McClean
	Title:	President, Chief Executive Officer and Chairman of the Board of Directors

LIBERTY STREET FUNDING LLC, as Buyer
By:	/s/ Jill A. Russo
	Name:	Jill A. Russo
	Title:	Vice President

GOTHAM FUNDING CORPORATION, as Buyer
By:	/s/ Franklin P. Gilao
	Name:	Franklin P. Gilao
	Title:	Secretary

Signature Page to RPA Extension Amendment June 2009

Acknowledged and Agreed to by:

STRUCTURAL METALS, INC., d/b/a CMC STEEL TEXAS
By:	/s/ Murray R. McClean
Authorized Signatory

OWEN ELECTRIC STEEL COMPANY OF SOUTH CAROLINA, d/b/a CMC STEEL SOUTH CAROLINA
By:	/s/ Murray R. McClean
Authorized Signatory

HOWELL METAL COMPANY, d/b/a CMC HOWELL METAL
By:	/s/ Murray R. McClean
Authorized Signatory

SMI STEEL, INC., d/b/a CMC STEEL ALABAMA
By:	/s/ Murray R. McClean
Authorized Signatory

CMC STEEL FABRICATORS, INC., d/b/a CMC JOIST
By:	/s/ Murray R. McClean
Authorized Signatory

Signature Page to RPA Extension Amendment June 2009